THE ROBERT MONDAVI CORPORATION


                                       and


                                  R.M.E., INC.


                                   $50,000,000


               7.93% Series 2000-1 Senior Notes due March 29, 2010


                                ----------------


                             NOTE PURCHASE AGREEMENT

                                ----------------




                           DATED AS OF MARCH 28, 2000



================================================================================



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                                TABLE OF CONTENTS

SECTION                                 HEADING                                                                PAGE

SECTION 1.                 AUTHORIZATION OF NOTES.................................................................1


SECTION 2.                 SALE AND PURCHASE OF NOTES.............................................................1

       Section 2.1.        Series 2000-1 Notes....................................................................1
       Section 2.2.        Additional Series of Notes.............................................................2

SECTION 3.                 CLOSING................................................................................3


SECTION 4.                 CONDITIONS TO CLOSING..................................................................3

       Section 4.1.        Representations and Warranties.........................................................3
       Section 4.2.        Performance; No Default................................................................3
       Section 4.3.        Compliance Certificates................................................................3
       Section 4.4.        Opinions of Counsel....................................................................4
       Section 4.5.        Purchase Permitted by Applicable Law, Etc..............................................4
       Section 4.6.        Related Transactions...................................................................4
       Section 4.7.        Payment of Special Counsel Fees........................................................4
       Section 4.8.        Private Placement Number...............................................................4
       Section 4.9.        Changes in Corporate Structure.........................................................4
       Section 4.10.       Proceedings and Documents..............................................................5
       Section 4.11.       Conditions to Issuance of Additional Notes.............................................5

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.........................................5

       Section 5.1.        Organization; Power and Authority......................................................5
       Section 5.2.        Authorization, Etc.....................................................................5
       Section 5.3.        Disclosure.............................................................................6
       Section 5.4.        Organization and Ownership of Shares of Subsidiaries; Affiliates.......................6
       Section 5.5.        Financial Statements...................................................................7
       Section 5.6.        Compliance with Laws, Other Instruments, Etc...........................................7
       Section 5.7.        Governmental Authorizations, Etc.......................................................7
       Section 5.8.        Litigation; Observance of Statutes and Orders..........................................7
       Section 5.9.        Taxes..................................................................................8
       Section 5.10.       Title to Property; Leases..............................................................8
       Section 5.11.       Licenses, Permits, Etc.................................................................8
       Section 5.12.       Compliance with ERISA..................................................................9
       Section 5.13.       Private Offering by the Obligors.......................................................9
       Section 5.14.       Use of Proceeds; Margin Regulations....................................................9
       Section 5.15.       Existing Indebtedness; Future Liens...................................................10
       Section 5.16.       Foreign Assets Control Regulations, Etc...............................................10
       Section 5.17.       Status under Certain Statutes.........................................................10
       Section 5.18.       Environmental Matters.................................................................10
       Section 5.19.       Computer 2000 Compliant...............................................................11


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

SECTION 6.                 REPRESENTATIONS OF THE PURCHASER......................................................11

       Section 6.1.        Purchase for Investment...............................................................11
       Section 6.2.        Source of Funds.......................................................................11

SECTION 7.                 INFORMATION AS TO OBLIGORS............................................................13

       Section 7.1.        Financial and Business Information....................................................13
       Section 7.2.        Officer's Certificate.................................................................16
       Section 7.3.        Inspection............................................................................16

SECTION 8.                 PREPAYMENT OF THE NOTES...............................................................17

       Section 8.1.        Required Prepayments..................................................................17
       Section 8.2.        Optional Prepayments with Make-Whole Amount...........................................17
       Section 8.3.        Prepayment of Notes upon an Asset Disposition.........................................17
       Section 8.4.        Allocation of Partial Prepayments.....................................................18
       Section 8.5.        Maturity; Surrender, Etc..............................................................18
       Section 8.6.        Purchase of Notes.....................................................................18
       Section 8.7.        Make-Whole Amount for Series 2000-1 Notes.............................................18

SECTION 9.                 AFFIRMATIVE COVENANTS.................................................................20

       Section 9.1.        Compliance with Law...................................................................20
       Section 9.2.        Insurance.............................................................................20
       Section 9.3.        Maintenance of Properties.............................................................20
       Section 9.4.        Payment of Taxes......................................................................21
       Section 9.5.        Corporate Existence, Etc..............................................................21
       Section 9.6.        Designation of Subsidiaries...........................................................21
       Section 9.7.        Ownership of RME......................................................................21

SECTION 10.                NEGATIVE COVENANTS....................................................................21

       Section 10.1        Consolidated Funded Debt Maintenance Ratio............................................22
       Section 10.2.       Consolidated Adjusted Net Worth.......................................................22
       Section 10.3.       Fixed Charges Coverage Ratio..........................................................22
       Section 10.4.       Limitations on Indebtedness...........................................................22
       Section 10.5.       Limitation on Liens...................................................................23
       Section 10.6.       [Reserved.]...........................................................................25
       Section 10.7.       Mergers, Consolidations and Sales of Assets...........................................25
       Section 10.8.       Nature of Business....................................................................29
       Section 10.9        Guaranties............................................................................30
       Section 10.10.      Transactions with Affiliates..........................................................30

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

SECTION 11.                EVENTS OF DEFAULT.....................................................................30


SECTION 12.                REMEDIES ON DEFAULT, ETC..............................................................32

       Section 12.1.       Acceleration..........................................................................32
       Section 12.2.       Other Remedies........................................................................33
       Section 12.3.       Rescission............................................................................33
       Section 12.4.       No Waivers or Election of Remedies, Expenses, Etc.....................................33

SECTION 13.                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................34

       Section 13.1.       Registration of Notes.................................................................34
       Section 13.2.       Transfer and Exchange of Notes........................................................34
       Section 13.3.       Replacement of Notes..................................................................34

SECTION 14.                PAYMENTS ON NOTES.....................................................................35

       Section 14.1.       Place of Payment......................................................................35
       Section 14.2.       Home Office Payment...................................................................35

SECTION 15.                EXPENSES, ETC.........................................................................35

       Section 15.1.       Transaction Expenses..................................................................35
       Section 15.2.       Survival..............................................................................36

SECTION 16.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................36


SECTION 17.                AMENDMENT AND WAIVER..................................................................36

       Section 17.1.       Requirements..........................................................................36
       Section 17.2.       Solicitation of Holders of Notes......................................................37
       Section 17.3.       Binding Effect, Etc...................................................................37
       Section 17.4.       Notes Held by Obligors, Etc...........................................................37

SECTION 18.                NOTICES...............................................................................38

SECTION 19.                REPRODUCTION OF DOCUMENTS.............................................................38


SECTION 20.                CONFIDENTIAL INFORMATION..............................................................39


SECTION 21.                SUBSTITUTION OF PURCHASER.............................................................40


SECTION 22.                MISCELLANEOUS.........................................................................40

       Section 22.1.       Successors and Assigns................................................................40
       Section 22.2.       Payments Due on Non-Business Days.....................................................40
       Section 22.3.       Severability..........................................................................40
       Section 22.4.       Construction..........................................................................40
       Section 22.5.       Counterparts..........................................................................40
       Section 22.6.       Governing Law.........................................................................41
       Section 22.7.       Accounting Principles.................................................................41
       Section 22.8.       Directly or Indirectly................................................................41

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                                        -iii-

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



SCHEDULE A       --  INFORMATION RELATING TO PURCHASERS

SCHEDULE B       --  DEFINED TERMS

SCHEDULE 4.9     --  Changes in Corporate Structure

SCHEDULE 5.3     --  Disclosure Materials

SCHEDULE 5.4     --  Subsidiaries of the Obligors and Ownership of Subsidiary Stock

SCHEDULE 5.5     --  Financial Statements

SCHEDULE 5.8     --  Certain Litigation

SCHEDULE 5.11    --  Patents, etc.

SCHEDULE 5.14    --  Use of Proceeds

SCHEDULE 5.15    --  Existing Indebtedness

EXHIBIT 1        --  Form of 7.93% Series 2000-1 Senior Note due March 29, 2010

EXHIBIT 4.4(a)   --  Form of Opinion of Special Counsel for the Obligors

EXHIBIT 4.4(b)   --  Form of Opinion of Special Counsel for the Purchasers

EXHIBIT S        --  Form of Supplement

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                                -iv-

                         THE ROBERT MONDAVI CORPORATION
                             7801 St. Helena Highway
                           Oakville, California 94562


                                  R.M.E., INC.


                      7.93% SENIOR NOTES DUE MARCH 29, 2010



                                                                    Dated as of
                                                                 March 28, 2000

TO THE PURCHASERS LISTED IN THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     THE ROBERT MONDAVI CORPORATION, a California corporation ("RMC"), and R.M.E., INC., a California corporation ("RME," RMC and RME each being hereinafter sometimes individually referred to as an "Obligor" and collectively as the "Obligors"), jointly and severally, agree with the Purchasers listed in the attached Schedule A to this Note Purchase Agreement (this "Agreement") as follows:

SECTION 1.     AUTHORIZATION OF NOTES

     The Obligors will authorize the issue and sale of $50,000,000 aggregate principal amount of their 7.93% Series 2000-1 Senior Notes due March 29, 2010 (the "Series 2000-1 Notes"). The Series 2000-1 Notes together with each series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement). The Series 2000-1 Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Purchasers and the Obligors. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.  SALE AND PURCHASE OF NOTES

     Section 2.1. Series 2000-1 Notes. Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to each Purchaser and each Purchaser will purchase from the Obligors, at the Closing provided for in
Section 3, Series 2000-1 Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder. The Series 2000-1 Notes and each other series of Notes issued hereunder are each herein sometimes referred to as Notes of a "series."

     Section 2.2. Additional Series of Notes. The Obligors may, from time to time, in their sole discretion, but subject to the terms hereof, issue and sell one or more additional series of their unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a "Supplement") substantially in the form of Exhibit S. Each additional series of Notes (the "Additional Notes") issued pursuant to a Supplement shall be subject to the following terms and conditions:

          (i) each series of Additional Notes, when so issued, shall be differentiated from all previous series by sequential numerical designation inscribed thereon;

          (ii) Additional Notes of the same series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same series shall vote as a single class and constitute one series;

          (iii) each series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended to reflect such additional covenants without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding;

          (iv) each series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

          (v) the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

          (vi) all Additional Notes shall constitute Senior Indebtedness of the Obligors and shall rank pari passu with all other outstanding Notes; and

          (vii) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

SECTION 3.       CLOSING

     The sale and purchase of the Series 2000-1 Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on March 28, 2000 or on such other Business Day thereafter on or prior to March 31, 2000 as may be agreed upon by the Obligors and the Purchasers. At the Closing the Obligors will deliver to each Purchaser the Series 2000-1 Notes to be purchased by such Purchaser in the form of a single Series 2000-1 Note (or such greater number of Series 2000-1 Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Obligors to Bank of America, 345 Montgomery Street, San Francisco, California, ABA No. 121000358, Account No. 14999-01601. If at the Closing the Obligors shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.         CONDITIONS TO CLOSING

     The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties The representations and warranties of each of the Obligors in this Agreement shall be correct when made and at the time of the Closing.

     Section 4.2. Performance; No Default Each of the Obligors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing, and after giving effect to the issue and sale of the Series 2000-1 Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither Obligor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

     Section 4.3. Compliance Certificates

               (a) Officer's Certificate. Each of the Obligors shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

               (b) Secretary's Certificate. Each of the Obligors shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2000-1 Notes and this Agreement.

     Section 4.4. Opinions of Counsel Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Michael K. Beyer, Esq., General Counsel of the Obligors covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to such Purchaser) and (b) from Chapman and Cutler, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

     Section 4.5. Purchase Permitted by Applicable Law, Etc On the date of the Closing each purchase of Series 2000-1 Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

     Section 4.6. Related Transactions. The Obligors shall have consummated the sale of the entire principal amount of the Series 2000-1 Notes scheduled to be sold on the date of Closing pursuant to this Agreement.

     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Obligors shall have paid on or before the Closing, the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.

     Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     Section 4.9. Changes in Corporate Structure. Except as specified in
Schedule 4.9, neither Obligor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

     Section 4.11. Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

          (a) Compliance Certificate. A duly authorized Senior Financial Officer of each Obligor shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer's Certificate dated the date of issue of such series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Obligors are in compliance with the requirements of Section 10 on such date.

          (b) Execution and Delivery of Supplement. The Obligors and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

          (c) Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

-
 -                                     -5-

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

     Each of the Obligors, jointly and severally, represents and warrants to each Purchaser that:

     Section 5.1. Organization; Power and Authority. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of each Obligor, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor enforceable against each Obligor in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Obligors, through their agent, Bank of America Securities, LLC, have delivered to each Purchaser the Offering Materials relating to the transactions contemplated hereby. The Offering Materials fairly describe, in all material respects, the general nature of the business and principal properties of the Obligors and their Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Offering Materials, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Offering Materials or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since June 30, 1999, there has been no change in the financial condition, operations, business, properties or prospects of the Obligors or any of their Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to either of the Obligors that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Offering Materials or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Obligors specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Restricted and Unrestricted Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Obligors and each other Subsidiary, and all other Investments of the Obligors and the Restricted Subsidiaries (ii) of the Obligors' Affiliates, other than Subsidiaries, and
(iii) of the Obligors' directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by either of the Obligors and any of their Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the specified Obligors and/or Subsidiaries free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Obligors or any of their Subsidiaries that own outstanding shares of capital stock or similar equity interests of such Subsidiary.

     Section 5.5. Financial Statements. The Obligors have delivered to each Purchaser copies of the financial statements of RMC and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of RMC and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Obligors of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which either Obligor or any Restricted Subsidiary is bound or by which either Obligor or any Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Restricted Subsidiary.

     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by either Obligor of this Agreement or the Notes.

     Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of either Obligor, threatened against or affecting either Obligor or any Subsidiary or any property of either Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither Obligor nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Obligors and their respective Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which either Obligor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Obligors and their respective Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Obligors and their respective Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended June 30, 1996.

     Section 5.10. Title to Property Leases. Each Obligor and each Restricted Subsidiary has good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by either Obligor or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11,

          (a) each Obligor and each Restricted Subsidiary owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of each Obligor, no product of either Obligor or any of its Restricted Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of each Obligor, there is no violation by any Person of any right of either Obligor or any of their respective Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by either Obligor or any of their respective Restricted Subsidiaries which could reasonably be expected to materially and adversely affect the ability of the Obligors to perform their obligations under this Agreement or the Notes.

     Section 5.12. Compliance with ERISA. (a) Neither of the Obligors maintains, contributes to or has any liability or contingent liability with respect to any "pension plan" or "multiemployer plan" as defined in ERISA, which is subject to Title IV of ERISA.

     (b) Each Obligor and each ERISA Affiliate has operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and, to the best knowledge of each Obligor, no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by either Obligor or any ERISA Affiliate pursuant to Title I of ERISA or to such penalty or excise tax provisions, other than such liabilities as would not be individually or in the aggregate Material.

     (c) The expected unfunded post-retirement benefit obligation (determined as of the last day of RMC's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Obligors and their respective Subsidiaries is not Material.

     (d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section
6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

     Section 5.13. Private Offering by the Obligors. Neither Obligor nor anyone acting on either of their behalf has offered the Series 2000-1 Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 59 other Institutional Investors, each of which has been offered the Series 2000-1 Notes at a private sale for investment. Neither Obligor nor anyone acting on either of their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either of the Obligors in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Neither Obligor nor any of their respective Subsidiaries owns any margin stock and neither Obligor has any present intention to carry or purchase margin stock. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness and Specified Transactions of the Obligors and the Subsidiaries as of March 28, 2000. Neither Obligor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of either Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of either Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Schedule 5.15 also sets forth a complete and correct description of all insurance coverage of the Obligors outstanding on the date of the Closing and the investment and cash management practices of the Obligors.

         (b) Except as disclosed in Schedule 5.15, neither Obligor nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

     Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Obligors hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     Section 5.17. Status under Certain Statutes. Neither Obligor nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     Section 5.18. Environmental Matters. Neither Obligor nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against either Obligor or any of their Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing:

          (a) neither Obligor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither Obligor nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by either Obligor or any of their Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.19. Computer 2000 Compliant. The internal business and computer systems of each Obligor and the Restricted Subsidiaries were year 2000 compliant in a timely manner and the advent of the year 2000 and its impact on said internal business and computer systems did not have, and hereafter could not reasonably expect to have, a Material Adverse Effect.

SECTION 6.  REPRESENTATIONS OF THE PURCHASER

     Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Series 2000-1 Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Series 2000-1 Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Series 2000-1 Notes.

     Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Series 2000-1 Notes to be purchased by it hereunder:

          (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Obligors in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in either Obligor and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Obligors in writing pursuant to this paragraph (c); or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Obligors in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

          (g) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

     As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.    INFORMATION AS TO OBLIGORS

     Section 7.1. Financial and Business Information. The Obligors shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 90 days after the end of each quarterly fiscal period in each fiscal year of RMC (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (1) a consolidated balance sheet of RMC and its consolidated Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

               (2) consolidated statements of income of RMC and its consolidated Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

               (3) consolidated statements of cash flows of RMC and its consolidated Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal, recurring year-end adjustments, provided that delivery within the time period specified above of copies of RMC's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

     (b) Annual Statements-- within 120 days after the end of each fiscal year of RMC, duplicate copies of,

          (1) a consolidated balance sheet of RMC and its consolidated Subsidiaries as of the close of such fiscal year, and

          (2) consolidated statements of income, changes in shareholders' equity and cash flows of RMC and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of RMC's Annual Report on Form 10-K for such fiscal year (together with RMC's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) Reports of RME. If at any time after the date of the Closing audited or unaudited financial statements of RME are prepared (1) as soon as available, and in any event within 90 days after the end of each quarterly fiscal period (except the last) of each fiscal year of RME, copies of any unaudited quarterly statements of RME for such quarterly fiscal period, of the character as provided in paragraph (a) above to the extent prepared, and (2) as soon as available, and in any event within 120 days after the close of each fiscal year of RME, copies of any audited or unaudited financial statements of RME as of the close of such fiscal year, of the character as provided in paragraph (b) above to the extent so prepared;

          (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by either Obligor or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by either Obligor or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by either Obligor or any Subsidiary to the public concerning developments that are Material;

          (e) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer of either Obligor becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
     Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or proposes to take with respect thereto;

          (f) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that either Obligor or any ERISA Affiliate proposes to take with respect thereto:

                    (i) with respect to any Plan, any reportable event, as
               defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                    (ii) the taking by the PBGC of steps to institute, or the
               threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by either Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                    (iii) any event, transaction or condition that could result in the incurrence of any liability by either Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of either Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to either Obligor or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (h) Supplements -- promptly and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof; and

          (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of either Obligor or any of their Subsidiaries or relating to the ability of either Obligor to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

     Notwithstanding the foregoing, in the event that one or more Unrestricted Subsidiaries shall own more than 5% of the total consolidated assets of RMC and its Subsidiaries, determined in each case in accordance with GAAP, then, within the respective periods provided in Sections 7.1(a) and (b), above, the Obligors shall deliver to each holder of Notes that is an Institutional Investor, financial statements of the character and for the dates and periods as in said Sections 7.1(a) and (b) covering the group of Unrestricted Subsidiaries (on a consolidated basis), together with a consolidating statement reflecting eliminations or adjustments required to reconcile the financial statements of such group of Unrestricted Subsidiaries to the financial statements delivered pursuant to Sections 7.1(a) and (b).

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.1 through Section 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and their respective Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of either Obligor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action either Obligor shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Obligors shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Obligors, to visit the principal executive office of either Obligor, to discuss the affairs, finances and accounts of either Obligor and its respective Subsidiaries with such Obligor's officers, and (with the consent of the Obligors, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Obligors, which consent will not be unreasonably withheld) to visit the other offices and properties of either Obligor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Obligors, to visit and inspect any of the offices or properties of either Obligor or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries), all at such times and as often as may be requested.

     SECTION 8. PREPAYMENT OF THE NOTES

     Section 8.1. Required Prepayments. No regularly scheduled prepayment of the principal of the Series 2000-1 Notes is required prior to their date of maturity.

     Section 8.2. Optional Prepayments with Make-Whole Amount. The Obligors may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any series, in an amount not less than $1,000,000 of the aggregate principal amount of the Notes of such series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of each Note of the applicable series then outstanding. The Obligors will give each holder of Notes of the series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes of each series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Obligors shall deliver to each holder of Notes of the series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Prepayment of Notes upon an Asset Disposition. In the event that either Obligor shall sell, lease, transfer, abandon or otherwise dispose of assets (an "Asset Disposition") and, in conjunction therewith, the Obligors shall, at their option, desire to prepay on a pro rata basis Senior Indebtedness, including the Notes, as contemplated in Sections 10.7(b)(6)(z)(B) or (c)(3)(z)(B), the Obligors will give written notice of such fact (the "Asset Disposition Prepayment Offer") in the manner provided in Section 18 hereof to all holders of the Notes. The Asset Disposition Prepayment Offer shall (1) describe the facts and circumstances of such Asset Disposition in reasonable detail, (2) make reference to this Section 8.3 and the right of the holders of the Notes to be prepaid on the terms and conditions provided for in this Section 8.3, (3) offer in writing to prepay the outstanding Notes to the extent proceeds from the Asset Disposition are to be applied to the Notes, together with accrued interest to the date of prepayment, but without premium, and (4) specify a date for such prepayment (the "Asset Disposition Prepayment Date"), which Asset Disposition Prepayment Date shall be not more than 60 days nor less than 30 days following the date of such Asset Disposition Prepayment Offer. Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder by written notice to the Obligors (a "Noteholder Notice") given not later than 20 days after receipt of the Asset Disposition Prepayment Offer. The Obligors shall on the Asset Disposition Prepayment Date prepay the Notes designated in the Asset Disposition Prepayment Offers and held by holders which have so accepted such offer of prepayment. The prepayment price of the Notes payable upon the occurrence of any Asset Disposition shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, but without premium.

     Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes of the series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. All regularly scheduled partial prepayments made with respect to any Additional Series of Notes pursuant to any Supplement shall be allocated as provided therein.

     Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Obligors and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.6. Purchase of Notes. The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement or any Supplement, and the Notes. The Obligors will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement or any Supplement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.7. Make-Whole Amount for Series 2000-1 Notes. The term "Make-Whole Amount" means, with respect to any Series 2000-1 Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Series 2000-1 Note, the principal of such Note that is to be prepaid pursuant to
         Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Series 2000-1 Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2000-1 Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace "PX-1" on the Bloomberg Financial Market Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series 2000-1 Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2000-1 Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any Series 2000-1 Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.           AFFIRMATIVE COVENANTS

         Each Obligor, jointly and severally, covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. Each Obligor will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. Each Obligor will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.3. Maintenance of Properties. Each Obligor will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent an Obligor or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.4. Payment of Taxes. Each Obligor will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of an Obligor or any Restricted Subsidiary, provided that neither Obligor nor any Restricted Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Obligors or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Obligors or such Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Obligors or such Restricted Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, Etc. Subject to Section 10.7 each Obligor will at all times preserve and keep in full force and effect its corporate existence, and will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into an Obligor or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of each Obligor and its Restricted Subsidiaries unless, in the good faith judgment of each Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.6. Designation of Subsidiaries. RMC may designate any Unrestricted Subsidiary (which was not previously designated a Restricted Subsidiary) to be a Restricted Subsidiary and any Restricted Subsidiary to be an Unrestricted Subsidiary by giving prompt written notice to the holders of the Notes that the Board of Directors of RMC has made such designation, provided, however, that no Unrestricted Subsidiary may be designated as a Restricted Subsidiary and no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if, at the time of such action and after giving effect thereto, a Default or Event of Default would exist. In addition to the foregoing, any Restricted Subsidiary which has been designated as an Unrestricted Subsidiary in accordance with the preceding sentence may not at any time thereafter again be designated as a Restricted Subsidiary.

         Section 9.7. Ownership of RME. RMC will at all times directly own 100% of all of the issued and outstanding capital stock (and any Securities convertible at any time and from time into capital stock) of RME free and clear of all Liens, it being understood that this Section 9.7 shall not be construed to prevent a merger of RME into RMC as otherwise permitted by this Agreement.

SECTION 10.          NEGATIVE COVENANTS

         Each Obligor, jointly and severally, covenants that so long as any of the Notes are outstanding:

     Section 10.1. Consolidated Funded Debt Maintenance Ratio. The Obligors will not at any time permit Consolidated Funded Debt to exceed 65% of Consolidated Total Capitalization.

        Section 10.2. Consolidated Adjusted Net Worth. The Obligors will not at any time permit Consolidated Adjusted Net Worth to be an amount less than the sum of (a) $215,000,000 plus (b) 25% of cumulative Consolidated Net Income for each Specified Fiscal Period ending after December 31, 1999 provided that notwithstanding that Consolidated Net Income for any elapsed Specified Fiscal Period may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.

        Section 10.3. Fixed Charges Coverage Ratio. The Obligors will not at any time permit the ratio of (a) Consolidated Net Income Available for Fixed Charges for the immediately preceding four fiscal quarter period to (b) Consolidated Fixed Charges (less Capitalized Interest) for such four fiscal quarter period to be less than 1.50 to 1.0.

        Section 10.4. Limitations on Indebtedness. (a) The Obligors will not create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Funded Debt, and will not permit any of their Restricted Subsidiaries to create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Indebtedness, except:

                   (1)     Funded Debt evidenced by the Notes;

                    (2) Funded Debt of the Obligors and Indebtedness of
               Restricted Subsidiaries outstanding as of the date of the Closing and described on Schedule 5.15 hereto;

                    (3) Indebtedness of a Restricted Subsidiary to an Obligor in
               respect of which such Restricted Subsidiary is a Restricted Subsidiary or to a Wholly-owned Restricted Subsidiary;

                   (4) Funded Debt of the Obligors and Indebtedness of Restricted Subsidiaries, in each such case secured by Liens permitted by Section 10.5(a)(7), (8) or (9), provided that at the time of creation, issuance, assumption, guarantee or other incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

                   (5) additional Funded Debt of RMC and Indebtedness of RME or any other Restricted Subsidiary, provided that at the time of creation, issuance, assumption, guarantee or other incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

                         (i) no Default or Event of Default would exist; and

                         (ii) in the case of the issuance of any Funded Debt of
                    RMC secured by Liens permitted by Section 10.5(a)(10) or the issuance of Indebtedness of RME or any other Restricted Subsidiary (other than Indebtedness of RME or any other Restricted Subsidiary secured by Liens permitted by Sections 10.5(a)(7), (8) or (9) and RME Joint Indebtedness), the sum of (A) all Funded Debt of RMC secured by Liens permitted by
                    Section 10.5(a)(10), plus (B) the aggregate amount of all Indebtedness of RME and all other Restricted Subsidiaries (other than RME Joint Indebtedness) incurred in accordance with the provisions of this clause (ii) shall not exceed 10% of Consolidated Total Assets.

         (b) Indebtedness issued or incurred in accordance with the limitations of Section 10.4(a) may be renewed, extended or refunded (without increase in principal amount remaining unpaid at the time of such renewal, extension or refunding), provided that at the time of such renewal, extension or refunding and after giving effect thereto, no Default or Event of Default would exist.

        Section 10.5. Limitation on Liens. (a) The Obligors will not, and will not permit any of their respective Restricted Subsidiaries to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any of their respective Restricted Subsidiaries to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                   (1) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 9.4;

                   (2) Liens of or resulting from any litigation or legal proceeding which are currently being contested in good faith by appropriate proceedings and for which the Obligors or the relevant Restricted Subsidiary shall have set aside on its books, reserves deemed by it to be adequate with respect thereto, unless the judgment they secure shall not have been stayed, bonded or discharged within 60 days;

                   (3) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money, which in any such case would not materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Obligors and their Restricted Subsidiaries, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                   (4) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Obligors and their Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Obligors and their Restricted Subsidiaries;

                   (5) Liens securing Indebtedness of a Restricted Subsidiary to an Obligor in respect of which such Restricted Subsidiary is a Restricted Subsidiary of such Obligor or to another Wholly-owned Restricted Subsidiary of such Obligor;

                   (6) Liens existing as of the date of the Closing and described on Schedule 5.15 hereto;

                   (7) Liens created or incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or purchase of real or personal property or the cost of construction or improvements to real or personal property, in any such case, useful and intended to be used in carrying on the business of an Obligor or any of its respective Restricted Subsidiaries, provided that (i) the Lien shall attach solely to the real or personal property acquired, purchased, constructed or improved, (ii) such Lien shall have been created or incurred within 270 days after the date of acquisition or purchase or the date of completion of construction or improvement of such real or personal property, as the case may be, and (iii) at the time of the imposition of the Lien, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such real or personal property, as the case may be (whether or not assumed by an Obligor or any of its respective Restricted Subsidiaries) shall not exceed an amount equal to the lesser of the total acquisition or purchase price or cost of construction or improvement, as the case may be, or fair market value of such real or personal property (as determined in good faith by the Board of Directors of such Obligor);

                   (8) Liens affixed on real or personal property (including without limitation outstanding shares of capital stock and Indebtedness) of any entity at the time such entity becomes a Restricted Subsidiary given to secure the payment of the purchase price incurred in connection with the acquisition of such entity by an Obligor or any of its respective Restricted Subsidiaries; provided that
         (i) the Lien shall attach solely to such real or personal property,
         (ii) such Lien shall have been created or incurred substantially concurrently with such acquisition or purchase, and (iii) at the time of acquisition or purchase of such Restricted Subsidiary, the aggregate amount of Indebtedness secured by Liens on such real or personal property (whether or not assumed by such Obligor or such Restricted Subsidiary) shall not exceed an amount equal to the lesser of the purchase price or fair market value of such real property or such personal property (as determined in good faith by the Board of Directors of such Obligor);

                   (9) Liens affixed on real or personal property existing (i) at the time of acquisition thereof, whether or not the Indebtedness secured thereby is assumed by an Obligor or any of its respective such Restricted Subsidiaries, or (ii) on the property or outstanding shares of a corporation at the time such corporation is merged into or consolidated with such Obligor or such Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties or outstanding shares or Indebtedness of a corporation or firm as an entirety to such Obligor or such Restricted Subsidiary; provided that the amount of Indebtedness secured by such Liens shall not exceed an amount equal to the lesser of the acquisition or purchase price or fair market value of such real or personal property (as determined in good faith by the Board of Directors of such Obligor);

                  (10) Liens created or incurred after the date of the Closing given to secure Indebtedness of an Obligor or Indebtedness of any of its respective Restricted Subsidiaries in addition to the Liens permitted by the preceding clauses (1) through (9) hereof, provided that all Indebtedness secured by such new Liens incurred after the date of the Closing shall have been incurred within the limitations provided in Section 10.4(a)(5); and

                  (11) any extension, renewal or refunding of any Lien permitted by the preceding clauses (5) through (10) of this Section 10.5 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (1) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (2) such Lien shall attach solely to the same such property, and (3) the principal amount remaining unpaid as of the date of such extension, renewal or refunding of Indebtedness is less than or equal to the fair market value of the property (determined in good faith by the Board or Directors of the Obligors) to which such Lien is attached.

         (b) In the event that any property, asset or income or profits therefrom is subjected to a Lien not expressly enumerated in this Section 10.5, the Obligors will make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby and concurrently therewith the Obligors shall furnish to the holders of the Notes documentation reasonably satisfactory to the holders of at least 66-2/3% of the aggregate principal amount of the Notes at the time outstanding, including, but not limited to, an opinion of independent counsel to such effect in scope and form reasonably satisfactory to such holders, and in any case, without limiting the foregoing requirements, if the Obligors fail to make such provision to secure the Notes equally and ratably with such other obligations, the Notes shall in any event have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien securing the Notes on such property, asset, income or profit.

        Section 10.6.    [Reserved.]

        Section 10.7. Mergers, Consolidations and Sales of Assets. (a) The Obligors will not, and will not permit any of their respective Restricted Subsidiaries to, consolidate with or be a party to a merger with any other corporation, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

                   (1) any Restricted Subsidiary may merge or consolidate with or into any Obligor or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving an Obligor, such Obligor shall be the surviving or continuing corporation;

                   (2) RMC may consolidate or merge with or into any other corporation if (i) the corporation which results from such consolidation or merger (the "surviving corporation") is organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes, this Agreement and any Supplement to be performed or observed by RMC are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) RME shall confirm in writing its obligations under and in respect of the Notes, this Agreement and any Supplement, and (iv) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist;

                   (3) RMC may sell or otherwise dispose of all or substantially all of its assets (other than stock and Indebtedness of a Restricted Subsidiary, which may only be sold or otherwise disposed of pursuant to
         Section 10.7(c)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of RMC, a copy of which determination, certified by the Secretary or an Assistant Secretary of RMC, shall have been furnished to the holders of the Notes) at the time of such sale or other disposition if (i) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes, in this Agreement and in any Supplement to be performed or observed by RMC are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles,
         (iii) RME shall have confirmed in writing its obligations under and in respect of the Notes, this Agreement and any Supplement, and (iv) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist.

         (b) The Obligors will not, and will not permit any of their respective Restricted Subsidiaries to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold or leased in the ordinary course of business for fair market value and except as provided in Section 10.7(a)(3)); provided that the foregoing restrictions do not apply to:

          (1) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to an Obligor or a Wholly-owned Restricted Subsidiary; or

          (2) the transfer made as a capital contribution to a corporation, partnership, limited partnership or limited liability company of certain real property used, or to be used, to grow grapes which is owned by an Obligor or a Restricted Subsidiary, provided that the power to direct or cause the direction of the management, operations and policies of such transferee entity is held by an Obligor or a Wholly-owned Restricted Subsidiary; or

          (3) the sale, lease, transfer or other disposition of any fixed asset of an Obligor or a Restricted Subsidiary the book value of which at the time of such sale, lease, transfer or other disposition shall be less than $1,000,000; provided that in the opinion of the Board of Directors of such Obligor (i) the sale is for fair value and is in the best interests of such Obligor and (ii) such sale, lease, transfer or other disposition is not part of a plan by the Obligors to divest themselves of fixed assets (in which event such sale, lease, transfer or other disposition shall be made within the limitations of Sections 10.7(a)(3), (b)(6) or (c)(3)); or

                   (4) the sale or transfer of assets of an Obligor or a Restricted Subsidiary whenever it is determined in the good faith judgment of the Board of Directors of such Obligor that such assets are obsolete, worn-out or without economic value to such Obligor or any of its Restricted Subsidiaries; or

                   (5) the exchange in an arm's-length transaction of assets, provided that (i) the assets acquired by an Obligor or its Restricted Subsidiaries in connection with such exchange shall have a fair market value (as determined in good faith by the Board of Directors of such Obligor) equal to or greater than the fair market value of the assets disposed of by such Obligor or any of its Restricted Subsidiaries in connection with such exchange, (ii) the assets acquired by such Obligor or any of its Restricted Subsidiaries in connection with such exchange shall be similar in nature to the assets sold or otherwise disposed of in connection with such exchange, and (iii) the assets so acquired are free and clear of any Lien (other than Liens permitted by Section 10.5) and are useful and intended to be used in the business of such Obligor and its Restricted Subsidiaries as described in Section 10.8; or

               (6) the sale of such assets for cash or other property to a Person or Persons if all of the following conditions are met:

                            (i) such assets (valued at net book value) do not,
                  together with all other assets of the Obligors and their respective Restricted Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter;

                         (ii) in the opinion of the Board of Directors of RMC,
                    the sale is for fair value and is in the best interests of the Obligors; and

                         (iii) immediately after the consummation of the
                    transaction and after giving effect thereto, no Default or Event of Default would exist;

         provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are (x) immediately after the consummation of such sale deposited in an escrow account with a depository institution or trust company of the character described in clause (g) of the definition of "Restricted Investments" contained in Schedule B acting as escrow agent, (y) invested in Investments of the character described in clauses (e), (f) and (g) of said definition of "Restricted Investments," and (z) applied within twelve months of the date of sale of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of an Obligor and its respective Restricted Subsidiaries as described in Section 10.8 and having a fair market value (as determined in good faith by the Board of Directors of such Obligor) at least equal to that of the assets so disposed of and/or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Indebtedness of the Obligors. It is understood and agreed by the Obligors that any optional prepayment of the Notes as hereinabove provided shall be made pursuant to an Asset Disposition Prepayment Offer as and to the extent provided in Section 8.3.

         Computations pursuant to this Section 10.7(b) shall include dispositions made pursuant to Section 10.7(c) and computations pursuant to
Section 10.7(c) shall include dispositions made pursuant to this Section
10.7(b).

         (c) The Obligors will not, and will not permit any Restricted Subsidiary to, sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this Section any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Restricted Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock") or any Indebtedness of any Restricted Subsidiary, nor will any Restricted Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                   (1)     the issue of directors' qualifying shares; or

                   (2)     the issue of Subsidiary Stock to RMC; or

                   (3) the sale or other disposition at any one time to a Person (other than directly or indirectly to an Affiliate) of the entire Investment of the Obligors and their respective Restricted Subsidiaries in any Restricted Subsidiary if all of the following conditions are met:

                            (i) the assets (valued at net book value) of such
                  Restricted Subsidiary do not, together with all other assets of the Obligors and their respective Restricted Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter;

                         (ii) in the opinion of the Board of Directors of RMC,
                    the sale is for fair value and is in the best interests of the Obligors;

                          (iii) immediately after the consummation of the
                  transaction and after giving effect thereto, such Restricted Subsidiary shall have no Indebtedness of or continuing Investment in the capital stock of the Obligors or of any of their respective Restricted Subsidiaries and any such Indebtedness or Investment shall have been discharged or acquired, as the case may be, by an Obligor or any of its Restricted Subsidiaries; and

                         (iv) immediately after the consummation of the
                    transaction and after giving effect thereto, no Default or Event of Default would exist;

         provided, however, that for purposes of the foregoing calculation, there shall not be included any assets of any Subsidiary so disposed of the proceeds of which were or are (x) deposited immediately after the consummation of such sale in an escrow account with a depository institution or trust company of the character described in clause (g) of the definition of "Restricted Investments" contained in Schedule B acting as escrow agent, (y) invested in Investments of the character described in clauses (e), (f) and (g) of said definition of "Restricted Investments," and (z) applied within twelve months of the date of sale of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of an Obligor and its respective Restricted Subsidiaries as described in Section 10.8 and having a fair market value (as determined in good faith by the Board of Directors of such Obligor) at least equal to that of the assets so disposed of and/or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Indebtedness of the Obligors. It is understood and agreed by the Obligors that any optional prepayment of the Notes as hereinabove provided shall be made pursuant to an Asset Disposition Prepayment Offer as and to the extent provided in Section 8.3.

         Computations pursuant to this Section 10.7(c) shall include dispositions made pursuant to Section 10.7(b) and computations pursuant to
Section 10.7(b) shall include dispositions made pursuant to this Section
10.7(c).

        Section 10.8. Nature of Business. Neither Obligor nor any of their respective Restricted Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Obligors and their Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Obligors and their Restricted Subsidiaries as described in the Offering Materials.

     Section 10.9. Guaranties. The Obligors will not, and will not permit any of their respective Restricted Subsidiaries to, become or be liable in respect of any Guaranty except Guaranties by an Obligor which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement and any Supplement.

     Section 10.10. Transactions with Affiliates. Neither Obligor will, nor will either Obligor permit any Restricted Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than an Obligor or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of an Obligor's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided that the Specified Joint Venture Agreements, as in effect on the date of the Closing, shall be excluded from the requirements of this Section 10.10.

SECTION 11.          EVENTS OF DEFAULT

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                   (a) the Obligors default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, provided that in the case of any Default pursuant to this Section 11(a) which is caused by the breakdown of any electronic payment system utilized by the Obligors and authorized by the holders of the Notes, the cause of which is not related to any act or omission on the part of the Obligors, then and in such event, but only in such event, the Obligors shall have two Business Days following the date of such Default to cure the same; or

               (b) the Obligors default in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

               (c) the Obligors default in the performance of or compliance with any term contained in Section 7.1(e) or Section 10; or

                   (d) the Obligors default in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of either of the Obligors obtaining actual knowledge of such default and (ii) either Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11), provided that in the case of any Default pursuant to this Section 11(d) which cannot with due diligence be cured within such 30-day period, if the Obligors shall commence promptly to cure the same and thereafter prosecute the curing of such Default with due diligence, the time within which to cure such Default shall be extended for such period as may be necessary to effect such cure but in no event more than 30 additional days; or

                   (e) any representation or warranty made in writing by or on behalf of either Obligor or by any officer of either Obligor in this Agreement or any Supplement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

                   (f) (i) either Obligor or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) either Obligor or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), either Obligor or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000; or

                   (g) either Obligor or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                   (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by an Obligor or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of an Obligor or any of its Subsidiaries, or any such petition shall be filed against an Obligor or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                   (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Obligors and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                   (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified either Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) either Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) either Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) either Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of either Obligor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.      REMEDIES ON DEFAULT, ETC

     Section 12.1. Acceleration. (a) If an Event of
Default with respect to the Obligors described in paragraph (g) or (h) of
Section 11 (other than an Event of Default described in clause (i) of paragraph
(g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes of every series then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 66-2/3% in principal amount of the Notes of any series at the time outstanding may at any time at its or their option, by notice or notices to the Obligors, declare all the Notes of such series then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing with respect to any series of Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Obligors, declare all the Notes of such series held by it or them to be immediately due and payable.

         Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Supplement or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes of any series have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes of such series then outstanding, by written notice to the Obligors, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes of such series, all principal of and Make-Whole Amount, if any, on any Notes of such series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such series, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, EtcS. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, in any Supplement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

     Section 13.1. Registration of Notes. RMC, as agent and attorney-in-fact for the Obligors pursuant to this Section 13 and Section 14 shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Obligors shall not be affected by any notice or knowledge to the contrary. The Obligors shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of RMC for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Obligors shall execute and deliver, at the Obligors' expense (except as provided below), one or more new Notes (as requested by the holder thereof) of an identical series (and of an identical tranche if such series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such series originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Obligors may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2, provided that such holder may (in reliance upon information provided by the Obligors, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

     Section 13.3. Replacement of Notes. Upon receipt by the Obligors of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof, the Obligors at their own expense shall execute and deliver, in lieu thereof, a new Note of an identical series (and of an identical tranche if such series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.          PAYMENTS ON NOTES

     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Oakville, California at the principal office of RMC in such jurisdiction. The Obligors may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of an Obligor in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 14.2. Home Office Payment. So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto or Schedule A attached to any Supplement, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Obligors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Obligors made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to RMC at its principal executive office or at the place of payment most recently designated by the Obligors pursuant to
Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Purchaser's nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Obligors in exchange for a new Note or Notes pursuant to Section 13.2. The Obligors will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

SECTION 15.          EXPENSES, ETC

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement) or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement) or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement) or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Obligors or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Obligors will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Purchasers).

         Section 15.2. Survival.

         The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

         All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any Additional Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Obligors pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Obligors under this Agreement. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers and the Additional Purchasers and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.          AMENDMENT AND WAIVER

     Section 17.1. Requirements. (a) This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the holders of Notes holding more than 66-2/3% in aggregate principal amount of the Notes of each series at the time outstanding, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of all of the holders of Notes of each series at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes of each such series, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         (b) Supplements. Notwithstanding anything to the contrary contained herein, the Obligors may enter into any Supplement providing for the issuance of one or more series of Additional Notes consistent with Sections 2.2 and 4.11 hereof without obtaining the consent of any holder of any other series of Notes.

 Section 17.2.    Solicitation of Holders of Notes

         (a) Solicitation. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Supplement unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Obligors, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or any Supplement or the Notes, or have directed the taking of any action provided herein, therein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by either Obligor or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.          NOTICES

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A to this Agreement or any Supplement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Obligors in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Obligors in writing, or

                 (iii) if to the Obligors, to the Obligors c/o RMC at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Obligors shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.  REPRODUCTION OF DOCUMENTS

         This Agreement, any Supplement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Obligors or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.    CONFIDENTIAL INFORMATION

         For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Obligors or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any Supplement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Obligors or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Obligors or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Obligors (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, Rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes, this Agreement and any Supplement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or any Supplement or requested by such holder (other than a holder that is a party to this Agreement or any Supplement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 20.

SECTION 21.    SUBSTITUTION OF PURCHASER

         Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Obligors, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Obligors of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.          MISCELLANEOUSSECTION 22.        MISCELLANEOUS.

     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement, any Supplement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.3. Severability. Any provision of this Agreement or any Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.4. Construction. Each covenant contained herein or in any Supplement shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein or therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein or therein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 22.6. Governing Law. This Agreement and any Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         Section 22.7. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement or any Supplement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement or such Supplement.

         Section 22.8. Directly or Indirectly. Where any provision in this Agreement or in any Supplement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

                                    * * * * *

         The execution hereof by the Purchasers shall constitute a contract among the Obligors and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                 Very truly yours,

                                 THE ROBERT MONDAVI CORPORATION


                                 By _________________________________
                                      Name:
                                      Title:


                                 R.M.E., INC.


                                 By _________________________________
                                      Name:
                                      Title:

Accepted as of ___________________:
                                    PACIFIC LIFE INSURANCE COMPANY



                                     By _____________________________
                                          Name:
                                          Title:


                                     By _____________________________
                                          Name:
                                          Title:

Accepted as of ___________________:
                                    MONY LIFE INSURANCE COMPANY



                                    By ______________________________
                                         Name:
                                         Title:

Accepted as of ___________________:
                                    MONY LIFE INSURANCE COMPANY OF AMERICA



                                    By ______________________________
                                         Name:
                                         Title:

                       INFORMATION RELATING TO PURCHASERS


     NAMES AND ADDRESSES                       PRINCIPAL AMOUNT
        OF PURCHASERS                       OF SERIES 2000-1 NOTES
                                               TO BE PURCHASED

MONY LIFE INSURANCE COMPANY                      $10,000,000
1740 Broadway
New York, New York  10019
Attention:  Capital Management Unit
Fax Number:  (212) 708-2491

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 7.93% Series 2000-1 Senior Notes due 2010, PPN 77035*AD9, principal, premium or interest") to:

         Chase Manhattan Bank
         ABA #021000021
         for credit to Private Income Processing Account No. 321-023803, ref. MONY's Closed Block Account

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         IF BY REGISTERED MAIL, CERTIFIED MAIL OR FEDERAL EXPRESS:

         The Chase Manhattan Bank
         4 New York Plaza, 13th Floor
         New York, New York  10004
         Attention:  Income Processing - J. Piperato, 13th Floor

         IF BY REGULAR MAIL:

         The Chase Manhattan Bank
         Dept. 3492
         P. O. Box 50000
         Newark, New Jersey  07101-8006


                                   SCHEDULE A
                          (to Note Purchase Agreement)

         WITH A SECOND COPY TO:

         Telecopy Confirms and Notices:

         (212) 708-2152
         Attention:  Securities Custody/MD 6-39A

         Mailing Confirms and Notices:

         MONY Life Insurance Company
         1740 Broadway
         New York, New York  10019
         Attention:  Securities Custody/MD 6-39A

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  J. ROMEO & Co.

Taxpayer I.D. Number:  13-1632487

    NAMES AND ADDRESSES                           PRINCIPAL AMOUNT
       OF PURCHASERS                           OF SERIES 2000-1 NOTES
                                                  TO BE PURCHASED

MONY LIFE INSURANCE COMPANY OF AMERICA              $10,000,000
c/o MONY Life Insurance Company
1740 Broadway
New York, New York  10019
Attention:  Capital Management Unit
Fax Number:  (212) 708-2491

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 7.93% Series 2000-1 Senior Notes due 2010, PPN 77035*AD9, principal, premium or interest") to:

         Chase Manhattan Bank
         ABA #021000021
         for credit to Private Income Processing Account No. 544-755102

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         IF BY REGISTERED MAIL, CERTIFIED MAIL OR FEDERAL EXPRESS:

         The Chase Manhattan Bank
         4 New York Plaza, 13th Floor
         New York, New York  10004
         Attention:  Income Processing - J. Piperato, 13th Floor

         IF BY REGULAR MAIL:

         The Chase Manhattan Bank
         Dept. 3492
         P. O. Box 50000
         Newark, New Jersey  07101-8006

         WITH A SECOND COPY TO:

         Telecopy Confirms and Notices:

         (212) 708-2152
         Attention:  Securities Custody/MD 6-39A

         Mailing Confirms and Notices:

         MONY Life Insurance Company of America
         1740 Broadway
         New York, New York  10019
         Attention:  Securities Custody/MD 6-39A

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  J. ROMEO & Co.

Taxpayer I.D. Number:  86-0222062

    NAMES AND ADDRESSES                           PRINCIPAL AMOUNT
       OF PURCHASERS                           OF SERIES 2000-1 NOTES
                                                  TO BE PURCHASED

PACIFIC LIFE INSURANCE COMPANY                      $15,000,000
700 Newport Center Drive                            $15,000,000
Newport Beach, California  92660-6397
Attention:  Securities Department
Telephone:  (949) 219-3379
Telefacsimile:  (949) 219-3199

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 7.93% Series 2000-1 Senior Notes due 2010, PPN 77035*AD9, principal, premium or interest") to:

         Federal Reserve Bank of Boston
         ABA #0110-0123-4/BOS SAFE DEP
         DDA 125261
         Attention:  MBS Income CC:  1253
         A/C Name:  Pacific Life General Account/PLCF1810132
         Regarding:  Security Description & PPN

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:

         Mellon Trust
         Attention:  Pacific life Accounting Team
         One Mellon Bank Center
         Room 0930
         Pittsburgh, Pennsylvania  15258-0001

         and

         Pacific Life Insurance Company
         Attention:  Securities Administration - Cash Team
         700 Newport Center Drive
         Newport Beach, California  92660-6397

Name of Nominee in which Notes are to be issued:  Mac & Co.

General Taxpayer I.D. Number:  95-1079000

                                  DEFINED TERMS

         As used herein or in any Supplement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Additional Notes" is defined in Section 2.2.

         "Additional Purchasers" means purchasers of Additional Notes.

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of either Obligor or any Subsidiary or any corporation of which either Obligor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of an Obligor.

         "Asset Disposition" shall have the meaning set forth in Section 8.3.

         "Asset Disposition Prepayment Date" shall have the meaning set forth in
Section 8.3.

         "Asset Disposition Prepayment Offer" shall have the meaning set forth in Section 8.3.

         "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement and any Supplement, any day other than a Saturday, a Sunday or a day on which commercial banks in San Francisco, California or Chicago, Illinois are required or authorized to be closed.

         "Capitalized Interest" for any period means a reasonable estimate (consistent with GAAP accounting principles) of capitalized interest included in the depreciation expense used to arrive at Consolidated Net Income for such period, provided that the Obligors shall demonstrate, in the Officer's Certificates delivered pursuant to the requirements of Section 7.1, the basis for such estimate to the satisfaction of the holders of the Notes.

         "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "Capitalized Rentals" of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

                                   SCHEDULE B
                          (to Note Purchase Agreement)

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Confidential Information" is defined in Section 20.

         "Consolidated Adjusted Net Worth" means, as of the date of any determination thereof, the difference between:

                   (a) the amount of the capital stock accounts (net of treasury stock, at cost, but including preferred stock), plus (or minus in the case of a deficit) the surplus and retained earnings of RMC and its Restricted Subsidiaries as set forth in the consolidated financial statements of RMC as at the end of the fiscal quarter immediately preceding the date of such determination,

         MINUS

                   (b) the amount by which the value of all outstanding Restricted Investments on such date exceed 15% of the sum on such date of (i) Consolidated Funded Debt plus (ii) the amount determined pursuant to clause (a) above;

all determined in accordance with GAAP.

         "Consolidated Fixed Charges" for any period means on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capitalized Leases) payable during such period by RMC and its Restricted Subsidiaries, plus (b) all Interest Expense on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of RMC and its Restricted Subsidiaries.

         "Consolidated Funded Debt" means all Funded Debt of RMC and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Consolidated Net Income" for any period means the consolidated net income of RMC and its Restricted Subsidiaries for such period determined in accordance with GAAP, excluding in any event extraordinary items in accordance with GAAP.

         "Consolidated Net Income Available for Fixed Charges" for any period means the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any Federal, state or other income taxes made by RMC and its Restricted Subsidiaries during such period and (c) Consolidated Fixed Charges during such period.

         "Consolidated Total Assets" means, as of the date of any determination thereof, total assets of RMC and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Capitalization" means, as of the date of any determination thereof, the sum, without duplication, of (a) Consolidated Funded Debt plus (b) Consolidated Adjusted Net Worth plus (c) Specified Assets.

         "Consolidated Total Liabilities" means, as of the date of any determination thereof, total liabilities of RMC and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest that is the greater of (i) 1% per annum above the rate of interest stated in clause (a) of the first paragraph of any series of Notes or (ii) 1% over the rate of interest publicly announced by Bank of America National Trust & Savings Association in Chicago, Illinois as its "base" or "prime" rate.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Obligors under Section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Funded Debt" of any Person means (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (b) all Capitalized Rentals of such Person, (c) all obligations of such Person arising in connection with Specified Transactions, and (d) all Guaranties by such Person of Funded Debt (as herein defined) of others; provided that up to $10,000,000 of Indebtedness of the Obligors outstanding under bank lines established for working capital purposes and having final maturities of not longer than three years shall be excluded from Funded Debt.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                   (a)     the government of

                            (i) the United States of America or any State or other political subdivision thereof, or

                           (ii) any jurisdiction in which the Obligors or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Obligors or any Subsidiary, or

                   (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                   (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                   (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                   (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                   (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Obligors pursuant to
Section 13.1.

         "Indebtedness" of any Person means and include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals and (e) Guaranties of obligations of others of the character referred to in this definition, provided that (1) letters of credit issued for the benefit of an Obligor or any of its Restricted Subsidiaries to support payment of trade payables and (2) Guaranties existing on the date of the Closing and described in Schedule 5.15 (including extension and renewals of any such Guaranty, but without increase in the maximum dollar exposure under any such Guaranty) may be excluded from any determination of "Indebtedness". Indebtedness of any corporation which becomes a Restricted Subsidiary after the date of the Closing, which is existing immediately after such corporation becomes a Restricted Subsidiary, shall for purposes of any determination pursuant to
Section 10.4(a)(5)(ii) be disregarded, but for all other purposes under this Agreement and any Supplement shall be Indebtedness which must be incurred and outstanding within the applicable limitations hereof.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Interest Expense" for any period means all interest and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like Securities) for which such calculations are being made.

         "Investments" means all investments, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement and any Supplement, an Obligor or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Lines of Credit" means and include the bank lines of credit available to RMC and RME under (i) that certain Business Loan Agreement dated as of December 29, 1994, as amended on December 28, 1995, December 23, 1996, July 29, 1997, November 10, 1997, December 22, 1997, December 21, 1998, December 20, 1999
and February 29, 2000, among Bank of America National Trust and Savings Association, RMC and RME and (ii) that certain Revolving Credit Agreement dated as of December 29, 1994, as amended May 2, 1995, December 27, 1995, December 23, 1996, August 11, 1997, December 22, 1997, December 25, 1998, December 23, 1999
and January 31, 2000 among Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A., "Rabobank Nederland," New York Branch, and RMC and RME.

         "Long-Term Lease" shall mean any lease of real or personal property (other than Capitalized Leases, leases between an Obligor and any Restricted Subsidiary and leases between Restricted Subsidiaries) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor or the lessee, of more than three years.

         "Make-Whole Amount" shall have the meaning (i) set forth in Section 8.7 with respect to any Series 2000-1 Note and (ii) set forth in the applicable Supplement with respect to any other series of Notes.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of either Obligor and its Restricted Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of either Obligor and its Restricted Subsidiaries taken as a whole, or (b) the ability of either Obligor to perform its obligations under this Agreement (including any Supplement) and the Notes, or (c) the validity or enforceability of this Agreement (including any Supplement) or the Notes.

         "Memorandum" is defined in Section 5.3.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Notes" is defined in Section 1.

         "Offering Materials" means and includes (i) the Annual Report of RMC to the SEC on Form 10-K for the fiscal year ending June 30, 1999, (ii) the Quarterly Report of RMC to the SEC on Form 10-Q for the quarterly period ended September 30, 1999, (iii) the Annual Reports of RMC for the fiscal years ending June 30, 1999, June 30, 1998, June 30, 1997, June 30, 1996 and June 30, 1995 and
(iv) the Proxy Statement of RMC dated September 28, 1999.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of an Obligor whose responsibilities extend to the subject matter of such certificate.

         "Opus One" means Opus One, a California general partnership, of which Robert Mondavi Investments, a California corporation, and B.Ph.R. (California), Inc. are the sole general partners.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by an Obligor or any ERISA Affiliate or with respect to which an Obligor or any ERISA Affiliate may have any liability.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Rentals" means and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by an Obligor or a Restricted Subsidiary, as lessee or sublessee under Long-Term Leases, but shall be exclusive of any amounts required to be paid by an Obligor or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Required Holders" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by an Obligor or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of an Obligor with responsibility for the administration of the relevant portion of this Agreement or any Supplement.

         "Restricted Investments" means all Investments, other than:

                   (a) Investments by an Obligor and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

                   (b) Investments representing loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of an Obligor or any Restricted Subsidiary, including loans to employees secured by capital stock of RMC;

                   (c) Investments of the Obligors existing as of the date of the Closing and described on Schedule 10.6 hereto;

                   (d) receivables arising from the sale of goods and services in the ordinary course of business of the Obligors and any of their respective Restricted Subsidiaries;

                   (e) Investments in commercial paper of corporations organized under the laws of the United States or any state thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by an Obligor or any Subsidiary, is accorded a rating of "A-2" or better by Standard & Poor's Corporation or "P-2" by Moody's Investors Service, Inc.;

                   (f) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within three years from the date of acquisition thereof;

                   (g) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof, either (1) issued by a bank or trust company organized under the laws of the United States or any State thereof, Canada or any province thereof, Japan, Great Britain, Germany, France, Italy, Switzerland or the Netherlands, having capital, surplus and undivided profits aggregating at least $250,000,000 (or the equivalent under local currency), provided that at the time of acquisition thereof by an Obligor or a Subsidiary, (1) the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated "A-" or better by Standard & Poor's Corporation or "A-3" or better by Moody's Investors Service, Inc. or (2) such certificate of deposit or time deposit is issued by any bank or trust company organized under the laws of the United States or any state thereof to the extent that such Investments are fully insured by the Federal Depository Insurance Corporation, and provided, further, the aggregate amount of such certificates of deposit or time deposits issued by any bank or trust company organized under the laws of jurisdictions other than the United States or any state thereof shall not exceed 10% of consolidated gross sales of the Obligors and the Restricted Subsidiaries determined as of the end of the immediately preceding fiscal year;

                   (h) Investments in repurchase agreements with respect to any Security described in clause (f) of this definition entered into with a depository institution or trust company acting as principal described in clause (g) of this definition if such repurchase agreements are by their terms to be performed by the repurchase obligor and such repurchase agreements are deposited with a bank or trust company of the type described in clause (g) of this definition;

                   (i) Investments in any money market fund which is classified as a current asset in accordance with GAAP, the aggregate asset value of which "marked to market" is at least $1,000,000,000 and which is managed by a fund manager of recognized national standing, and which invests substantially all of its assets in obligations described in clauses (e) through (g) above;

                   (j) Investments in readily-marketable obligations of indebtedness of any State of the United States or any municipality organized under the laws of any State of the United States or any political subdivision thereof which, at the time of acquisition by the Obligors or any Subsidiary, are accorded either of the two highest ratings by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standard which in any such case mature no later than three years after the date of acquisition thereof;

                   (k) Investments in money market preferred stock which, at the date of acquisition by an Obligor or any Subsidiary, are accorded either of the two highest ratings by Standard & Poor's Corporation, Moody's Investors Services, Inc. or Duff & Phelps or their respective successors or assigns;

                   (l) advances in the usual and ordinary course of business to grape suppliers pursuant to the reasonable and customary terms of written contracts under which an Obligor has agreed to procure grapes from such suppliers, provided that such advances do not in the aggregate exceed $5,000,000 at any one time outstanding;

                   (m) Investments consisting of deposit accounts to the extent reasonably required by financial institutions providing an Obligor with operating lines of credit, provided that amounts on deposit in such deposit accounts do not at any time exceed $3,000,000;

                   (n) Investments in joint ventures engaged in the same business engaged in by an Obligor and its Restricted Subsidiaries as described in Section 10.8 and in which such Obligor or any Restricted Subsidiary has an interest; provided that the aggregate amount of all such Investments made after the date of the Closing shall not at any time exceed 7.5% of Consolidated Total Assets; and

                   (o) Investments of the Obligors not described in the foregoing clauses (a) through (n) made for cash management purposes which Investments are, in the prudent judgment of a Responsible Officer, in the best interests of the Obligors, provided that to the extent such Investments consist of Investments in agreements, devices or arrangements designed to provide protection from the fluctuations of interest rates, exchange rates or forward rates applicable to a party's assets, liabilities or exchange transactions, such Investments shall be made solely for cash management and interest hedging purposes and not for speculative investment purposes, and provided further, that the aggregate amount of all such Investments shall not at any time exceed 2.5% of Consolidated Total Assets.

         In valuing any Investments for the purpose of applying the limitations set forth in Section 10.6, Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered in cash on account of capital or principal.

         Any corporation which becomes a Restricted Subsidiary after the date of this Agreement shall be deemed to have made, at the time it becomes a Restricted Subsidiary, all Restricted Investments of such corporation existing immediately after it becomes a Restricted Subsidiary.

         "Restricted Subsidiary" means any Subsidiary which is not designated as an Unrestricted Subsidiary on Schedule 5.4 to this Agreement or in accordance with Section 9.7.

         "RME Joint Indebtedness" means all Indebtedness under and pursuant to which RME and RMC are jointly and severally obligated for the repayment thereof.

         "SEC" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act of 1933, as amended.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of an Obligor.

         "Senior Indebtedness" means all Indebtedness for borrowed money of either Obligor which is not expressed to be subordinate or junior in rank to any other Indebtedness for borrowed money of the Obligors.

         "Specified Assets" means assets which, for any purpose (including tax, state real estate, commercial law or bankruptcy purposes) are treated as assets of RMC or any Restricted Subsidiary. Specified Assets shall be valued in the manner such assets are valued for tax purposes.

         "Specified Fiscal Period" means any of the following fiscal periods of the Obligors, as the context may require: (i) the semi-annual fiscal period ending December 31 in any fiscal year, (ii) the quarterly fiscal period ending March 31 in any fiscal year or (iii) the quarterly fiscal period ending June 30 in any fiscal year.

         "Specified Joint Venture Agreements" means (a) that certain Agreement to Provide Agricultural Services between Opus One and Robert Mondavi Properties, Inc., a California corporation, dated January 1, 1991, (b) that certain Amendment and Restatement of Administrative Services Agreement between Opus One and Robert Mondavi Investments, Inc., a California corporation, B.Ph.R. (California), Inc., a California corporation, and Robert Mondavi Winery, a California corporation, dated January 1, 1991, (c) that certain Amendment and Restatement of Sales Representation Agreement between Opus One, Robert Mondavi Investments, Inc., B.Ph.R. (California), Inc. and Robert Mondavi Winery, dated January 1, 1991, (d) that certain Shareholders Agreement between Vina Errazuriz S.A. and Inversiones RMC Limitada, dated as of February 1, 1996, (e) that certain Shareholders Agreement among Marchesi de Frescobaldi S.p.a., Tenuta di Castelgiocondo S.p.a. and RMC, dated January 18, 1996 and (f) that certain Agreement of Limited Partnership between Supergrape L.L.C. and RMC dated as of November 24, 1999 and the related Shares Purchase and Sales Agreement dated November 30, 1999, each such agreement as in effect on the date of the Closing.

         "Specified Transactions" of any Person means all transactions and other arrangements which are treated by such Person for any purpose (including tax, state real estate, commercial law or bankruptcy purposes) as financing arrangements or loans, or which give rise to the creation of debt of such Person.

         The term "subsidiary" means as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of an Obligor. For purposes of this Agreement and any Supplement, it is understood and agreed that none of the following shall be deemed to be a Subsidiary of either Obligor: (a) Opus One, a joint venture partnership owned 50% by the Obligors and 50% by the Baron Philippe de Rothschild family, (b) Vina Caliterra S.A., a Chilean corporation owned 50% by the Obligors (as the co-owners of Inversiones RMC Limitada) and 50% by Vina Errazuriz S.A., (c) Luce S.r.l., an Italian limited liability company owned 50% by Marchesi de Frescobaldi S.p.a. and Tenuta di Castelgiocondo S.p.a. and 50% by RMC and (d) Superpremium L.P., a Delaware limited partnership in which RMC owns a 43% limited partnership interest and which owns 100% of Vinifera International S.A., a Luxemborg corporation, which owns 90% of Tenuta dell' Orellaia, an Italian corporation, the remaining 10% is owned directly by RMC.

         "Subsidiary Stock" shall have the meaning set forth in Section 10.7(c).

         "Unrestricted Subsidiary" means any Subsidiary which is designated as an Unrestricted Subsidiary in Schedule 5.4 to this Agreement or in accordance with Section 9.7.

         "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of an Obligor and the Obligors' other Wholly-Owned Restricted Subsidiaries at such time.

                                  SCHEDULE 4.9


                         Changes in Corporate Structure


                                      None




                                  SCHEDULE 4.9
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.3


                              Disclosure Materials


                                      None





                                  SCHEDULE 5.3
                          (to Note Purchase Agreement)



                                  SCHEDULE 5.4

         SUBSIDIARIES OF THE OBLIGORS AND OWNERSHIP OF SUBSIDIARY STOCK

         1.       RESTRICTED SUBSIDIARIES:

            NAME                 JURISDICTION OF          PERCENT OF VOTING
       OF SUBSIDIARY              INCORPORATION              STOCK OWNER                  OWNERSHIP

Robert Mondavi Affiliates          California                   100%              The Robert Mondavi Corporation
dba Vichon Winery

R.M.E., Inc.                       California                   100%              The Robert Mondavi Corporation

Robert Mondavi Foreign              Barbados                    100%              The Robert Mondavi Corporation
Sales Corp.

Vintage Chips Co.                  California                   100%              The Robert Mondavi Corporation

Robert Mondavi Imports, Inc.       California                   100%              The Robert Mondavi Corporation

Vichon S.A.R.L.                      France                     100%              The Robert Mondavi Corporation

Robert Mondavi GmbH.                 Germany                    100%              The Robert Mondavi Corporation

Byron Vineyard & Winery,           California                   100%              R.M.E., Inc.
Inc.

Robert Mondavi Winery              California                   100%              R.M.E., Inc.

Robert Mondavi Properties,         California                   100%              R.M.E., Inc.
Inc.

Robert Mondavi Export Sales        California                   100%              Robert Mondavi Winery
Company

Robert Mondavi Investments         California                   100%              Robert Mondavi Properties, Inc.

Inversiones RMC Limitada              Chile                     100%              The Robert Mondavi Corporation
                                                                                  (99%)

                                                                                  R.M.E., Inc. (1%)



                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.5


                              Financial Statements


I. The Robert Mondavi Corporation SEC Form 10-Q for the fiscal quarter ended December 31, 1999.

II. The Robert Mondavi Corporation SEC Form 10-Q for the fiscal quarter ended September 30, 1999.

III. The Robert Mondavi Corporation SEC Form 10-K for the fiscal year ended June 30, 1999.

IV. The Robert Mondavi Corporation Annual Report for the fiscal year ended June 30, 1999.

V. The Robert Mondavi Corporation Annual Report for the fiscal year ended June 30, 1998.

VI. The Robert Mondavi Corporation Annual Report for the fiscal year ended June 30, 1997.

VII. The Robert Mondavi Corporation Annual Report for the fiscal year ended June 30, 1996.

VIII. The Robert Mondavi Corporation Annual Report for the fiscal year ended June 30, 1995.



                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.8


                               Certain Litigation


                                      None


                                  SCHEDULE 5.8
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.11


                                  Patents, etc.


                                      None







                                  SCHEDULE 5.11
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.14


                                 Use of Proceeds



         On the date of the Closing, RMC shall transfer to RME $50,000,000 aggregate principal amount of the liabilities outstanding under those certain revolving lines of credit with Bank of America and Rabobank Nederland under and pursuant to which the RMC and RME are jointly and severally obligated. Upon receipt by RMC of the $50,000,000 proceeds from the sale of the Notes, RMC will transfer 100% of the proceeds to RME and RME will thereupon use $25,000,000 of the proceeds to pay down the Bank of America line of credit and $25,000,000 of the proceeds to pay down the Rabobank line of credit.







                                  SCHEDULE 5.14
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.15


                              EXISTING INDEBTEDNESS

BORROWED MONEY

                LENDER                                       BALANCE

Bank of America Revolving Line of Credit                  $50,000,000 (approx.)
         Rabobank Nederland Revolving Line of Credit       50,000,000 (approx.)



         Metropolitan Life Insurance Company               32,942,400
         Franklin Life Insurance Company                    8,235,600
         John Hancock - Central Coast                       3,366,454
         John Hancock - Carneros                           10,432,257
         Mass Mutual Life Insurance Company                 9,544,130
         Mass Mutual Life Insurance Company                 5,139,146
         Variable Annuity Life Insurance Company            7,341,639
         American General Life Insurance Company            7,341,639
         Lauderdale                                           240,623
         American United Life                               4,000,000
         United of Omaha Life                               5,000,000
         Guardian Life                                     10,000,000
         Mass Mutual Life                                  10,500,000
         Mass Mutual Life                                   4,500,000
         National Life                                     10,000,000
         Life Insurance Co of the Southwest                 5,000,000
         Northwestern Mutual Life                          20,000,000
         Jackson National Life                             25,000,000
         State Life Insurance Company                       1,000,000

GUARANTEES

         By Robert Mondavi Corporation for and in favor of
         Supergrape, L.L.C.                               $15,102,000


                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                              EXISTING INDEBTEDNESS

         CAPITALIZED LEASES of RMC and its Restricted Subsidiaries outstanding as of the date of Closing are as follows:

     LESSOR                   LESSEE               MATURITY         BALANCE
 B of A Leasing                RMC                4/15/2003       $1,763,454
 B of A Leasing                RMC                 5/1/2003          607,505
 B of A Leasing                RMC                6/15/2002          257,214
Sonapa Vineyard     Robert Mondavi Properties     12/31/2010       1,800,000

         SPECIFIED TRANSACTIONS of RMC and its Restricted Subsidiaries as of the date of Closing are as follows:

         PARTICIPANT                       COMMITMENT       TOTAL OUTSTANDING
Harris Trust and Savings Bank             $30,000,000
Bank of America, N.A.                      35,000,000
Credit Agricole Indosuez, ASA              20,000,000
Co-operative Centrate Raiffeisen -         20,000,000
Boerenleen Bank B.A.
      TOTAL                              $105,000,000         $19,400,000
                                         ============         ===========





                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                                 [FORM OF NOTE]

                         THE ROBERT MONDAVI CORPORATION

                                       and

                                  R.M.E., INC.

               7.93% SERIES 2000-1 SENIOR NOTE DUE MARCH 29, 2010

No.  [_______]                                                  [Date]
$[__________]                                            PPN 77035*AD9

         FOR VALUE RECEIVED, the undersigned, THE ROBERT MONDAVI CORPORATION, a California corporation ("RMC") and R.M.E., INC., a California corporation ("RME", RMC and RME are each being hereinafter sometimes individually referred to as an "Obligor" and collectively as the "Obligors"), jointly and severally hereby promise to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS on March 29, 2010 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.93% per annum from the date hereof, payable semiannually, on the _____ day of March and September in each year, commencing with the March __ or September ___ next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.93% or (ii) 1% over the rate of interest publicly announced by Bank of America National Trust & Savings Association from time to time in Chicago, Illinois as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the offices of RMC or at such other place as the Obligors shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreement dated as of March 28, 2000 (as from time to time amended, supplemented or modified, the "Note Purchase Agreement"), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.


                                    EXHIBIT 1
                          (to Note Purchase Agreement)

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                         THE ROBERT MONDAVI CORPORATION


                         By ___________________________________________
                             Name:
                             Title:


                         R.M.E., INC.


                         By ___________________________________________
                             Name:
                             Title:



                                      E-1-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE OBLIGORS

         The closing opinion of Michael K. Beyer, Esq., counsel to the Obligors, which is called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

          1. Each of the Obligors is a corporation, duly incorporated, validly existing and in good standing under the laws of California, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreement and to issue the Series 2000-1 Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

          2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse affect on the business of such Subsidiary, and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by one or both of the Obligors, by one or more Subsidiaries, or by one or both of the Obligors and one or more Subsidiaries.

          3. The Note Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Obligors, have been duly executed and delivered by the Obligors and constitute the legal, valid and binding contract of the Obligors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The Series 2000-1 Notes have been duly authorized by all necessary corporate action on the part of the Obligors, have been duly executed and delivered by the Obligors and constitute the legal, valid and binding obligations of the Obligors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution and delivery of the Note Purchase Agreement or the Series 2000-1 Notes.


                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)

          6. The issuance and sale of the Series 2000-1 Notes and the execution, delivery and performance by the Obligors of the Note Purchase Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of either Obligor pursuant to the provisions of the Articles of Incorporation or By-laws of the Obligors or any agreement or other instrument known to such counsel to which either Obligor is a party or by which either Obligor may be bound or any Federal, state or local law.

          7. The issuance, sale and delivery of the Series 2000-1 Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Series 2000-1 Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          8. Neither the issuance of the Series 2000-1 Notes nor the application of the proceeds of the sale of the Notes will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System.

          9. There are no actions, suits or proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against or affecting either Obligors or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a materially adverse effect on the properties, business, prospects, profits or condition, (financial or otherwise) of the Obligors and its Subsidiaries or the ability of the Obligors to perform their obligations under the Note Purchase Agreement and the Series 2000-1 Notes or on the legality, validity or enforceability of the Obligors' obligations under the Note Purchase Agreement or the Series 2000-1 Notes. To the knowledge of such counsel, neither of the Obligors nor any Subsidiary is in default with respect to any court or governmental authority, or arbitration board or tribunal.

         10. Neither Obligor is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         The opinion of Michael K. Beyer, Esq. shall cover such other matters relating to the sale of the Series 2000-1 Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Obligors. The opinion of Michael K. Beyer, Esq. may be limited to the laws of the State of California and the Federal laws of the United States.


                                EXHIBIT 4.4(a)-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS



         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be to the effect that:

          1. Each of the Obligors is a corporation, validly existing and in good standing under the laws of California and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Series 2000-1 Notes.

          2. The Note Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Obligors, has been duly executed and delivered by the Obligors and constitute the legal, valid and binding contract of the Obligors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Series 2000-1 Notes have been duly authorized by all necessary corporate action on the part of the Obligors, and the Notes being delivered on the date hereof have been duly executed and delivered by the Obligors and constitute the legal, valid and binding obligations of the Obligors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the Series 2000-1 Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Series 2000-1 Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of Michael K. Beyer, Esq., counsel to the Obligors, is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon. With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Obligors and upon representations of the Obligors and the Purchasers delivered in connection with the issuance and sale of the Series 2000-1 Notes.


                                EXHIBIT 4.4(b)-1

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of each Obligor from, the Secretary of State of the State of California the Bylaws of the Obligors and the general business corporation law of the State of California. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the general business corporation law of the State of California and the Federal laws of the United States.




                                EXHIBIT 4.4(b)-2

================================================================================






                         THE ROBERT MONDAVI CORPORATION


                                       and


                                  R.M.E., INC.

                 [NUMBER] SUPPLEMENT TO NOTE PURCHASE AGREEMENT


                       Dated as of ______________________








         Re:          $____________ _____% Series __ Senior Notes
                            DUE _____________________







================================================================================


                                    EXHIBIT S
                          (to Note Purchase Agreement)

                         THE ROBERT MONDAVI CORPORATION
                             7801 St. Helena Highway
                           Oakville, California 94562


                                  R.M.E., INC.

                                                                  Dated as of
                                                   --------------------, ----

To the Purchaser(s) named in
Schedule A hereto


Ladies and Gentlemen:

         This [Number] Supplement to Note Purchase Agreement (the "Supplement") is between The Robert Mondavi Corporation, a California corporation ("RMC"), and R.M.E., Inc., a California corporation ("RME," RMC and RME are each being hereinafter sometimes individually referred to as an Obligor and collectively as the "Obligors"), jointly and severally, and the institutional investors named on Schedule A attached hereto (the "Purchasers").

         Reference is hereby made to that certain Note Purchase Agreement dated as of March 28, 2000 (the "Note Purchase Agreement") among the Obligors and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.11 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Obligors and each Additional Purchaser shall execute and deliver a Supplement.

         The Obligors, jointly and severally, hereby agree with the Purchaser(s) as follows:

         1. The Obligors have authorized the issue and sale of $__________ aggregate principal amount of their _____% Series ___ Senior Notes due _________, ____ (the "Series ___ Notes"). The Series ___ Notes, together with the Series 2000-1 Notes initially issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series ___ Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Obligors.

         2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Obligors agree to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Obligors, Series __ Notes in the principal amount set forth opposite such Purchaser's name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereafter mentioned.

         3. The sale and purchase of the Series __ Notes to be purchased by each Purchaser shall occur at the offices of [Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603,] at 11:00 A.M. Chicago time, at a closing (the "Closing") on ______, ____ or on such other Business Day thereafter on or prior to _______, ____ as may be agreed upon by the Obligors and the Purchasers. At the Closing, the Obligors will deliver to each Purchaser the Series __ Notes to be purchased by such Purchaser in the form of a single Series __ Note (or such greater number of Series __ Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Obligors to account number [__________________________] at ____________ Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information]. If, at the Closing, the Obligors shall fail to tender such Series __ Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

         4. The obligation of each Purchaser to purchase and pay for the Series
__ Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series __ Notes to be purchased at the Closing, and to the following additional conditions:

                   (a) Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Obligors set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and each Obligor shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

                   (b) Contemporaneously with the Closing, the Obligors shall sell to each Purchaser, and each Purchaser shall purchase, the Series
         __ Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

         5. [Here insert special provisions for Series __ Notes including prepayment provisions applicable to Series __ Notes (including Make-Whole Amount) and closing conditions applicable to Series ___ Notes].

         6. Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series __ Notes by such Purchaser.

         7. The Obligors and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

         The execution hereof shall constitute a contract between the Obligors and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                         THE ROBERT MONDAVI CORPORATION


                          By
                              Name:
                              Title:


                          R.M.E., INC.


                          By _________________________________________
                              Name:
                              Title:

Accepted as of __________, _____

                          [VARIATION]

                          By
                              Name:____________________________________
                              Title:___________________________________

                       INFORMATION RELATING TO PURCHASERS

                                                               PRINCIPAL
NAME AND ADDRESS OF PURCHASER                          AMOUNT OF SERIES __ NOTES
                                                            TO BE PURCHASED

[NAME OF PURCHASER]                                    $

(1) All payments by wire transfer of immediately available funds to:


         with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:




(3)      All other communications:




                                   SCHEDULE A
                                 (to Supplement)

                          SUPPLEMENTAL REPRESENTATIONS

         The Obligors, jointly and severally, represent and warrant to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct as of the date hereof with respect to the Series
__ Notes with the same force and effect as if each reference to "Series ____ Notes" set forth therein was modified to refer the "Series __ Notes" and each reference to "this Agreement" therein was modified to refer to the Note Purchase Agreement as supplemented by the _______ Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

         Section 5.3. Disclosure. The Obligors, through their agent, Bank of America Securities, LLC, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated ____________ (the "Memorandum"), relating to the transactions contemplated by the ______ Supplement. The Note Purchase Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Obligors in connection with the transactions contemplated by the Note Purchase Agreement and the _______ Supplement and the financial statements listed in Schedule 5.5 to the _____ Supplement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since ____________, there has been no change in the financial condition, operations, business, properties or prospects of either Obligor or any Restricted Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 5.4. Organization and Ownership of Shares of Restricted Subsidiaries. (a) Schedule 5.4 to the ______ Supplement contains (except as noted therein) complete and correct lists of the Restricted Subsidiaries and Unrestricted Subsidiaries, and showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Obligors and each other Subsidiary.

        Section 5.13. Private Offering by the Obligors. Neither the Obligors nor anyone acting on their behalf has offered the Series A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than [_] other Institutional Investors, each of which has been offered the Series __ Notes at a private sale for investment. Neither the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

        Section 5.14. Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Series __ Notes to ______________________________ and for general corporate purposes. No part of the proceeds from the sale of the Series __ Notes pursuant to the _____ Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 222), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Obligors in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

                                    EXHIBIT A
                                 (to Supplement)

        Section 5.15. Existing Debt; Future Liens. (a) Schedule 5.15 to the _________ Supplement sets forth a complete and correct list of all outstanding Debt of the Obligors and the Restricted Subsidiaries as of _____________, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Obligors or the Restricted Subsidiaries. Neither the Obligors nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Obligors or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Obligors or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

[Add any additional Sections as appropriate at the time the Series ___ Notes are issued]

                            [FORM OF SERIES __ NOTE]


                         THE ROBERT MONDAVI CORPORATION

                                       AND

                                  R.M.E., INC.


                  ___% SERIES __ SENIOR NOTE DUE ______________

No. [_________]                                                     [Date]
$[____________]                                         PPN [____________]

         FOR VALUE RECEIVED, the undersigned, THE ROBERT MONDAVI CORPORATION, a California corporation ("RMC"), and R.M.E., INC., a California corporation ("RME," RMC and RME are each being hereinafter sometimes individually referred to as an "Obligor" and collectively as the "Obligors"), hereby, jointly and severally, promise to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on _______________, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of ____% per annum from the date hereof, payable [semiannually, on the _____ day of ______ and ______ in each year], commencing on the first of such dates after the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable [semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [coupon + 1%] or (ii) 1% over the rate of interest publicly announced by _________________ from time to time in ____________________ as its "base" or
"prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at ______________________, in ______________________, or at such other place as the Obligors shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Senior Notes (the "Notes") issued pursuant to a Supplement to the Note Purchase Agreement dated as of March 28, 2000 (as from time to time amended, supplemented or modified, the "Note Purchase Agreement"), between the Obligors, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 6.2 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Obligors, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

                                    EXHIBIT 1
                                 (to Supplement)

         This Note is registered with the Obligors and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of an identical series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.

         [The Obligors will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                         THE ROBERT MONDAVI CORPORATION


                         By ________________________________________
                              Name:
                              Title:


                         R.M.E., INC.


                         By ________________________________________
                             Name:
                             Title: